EXHIBIT 2.4
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                      AGREEMENT AND PLAN OF REORGANIZATION

                          DATED AS OF SEPTEMBER 9, 1997

                                  BY AND AMONG

                               TRIAD MEDICAL INC.

                              SUN ACQUISITION INC.

                                SUN MEDICAL, INC.

                                       AND

                              ITS SOLE STOCKHOLDER








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                                TABLE OF CONTENTS
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                                                                                          PAGE
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ARTICLE I         DEFINITIONS................................................................1
        Section 1.01.   Certain Defined Terms................................................1

ARTICLE II        THE MERGER AND RELATED MATTERS.............................................7
        Section 2.01.   Certificate of Merger................................................7
        Section 2.02.   The Effective Time...................................................7
        Section 2.03.   Certain Effects of the Merger........................................7
        Section 2.04.   Effect of the Merger on Capital Stock................................8
        Section 2.05.   Delivery, Exchange and Payment.......................................9
        Section 2.06.   Fractional Shares...................................................10
        Section 2.07.   Escrow of Contingent Merger Consideration...........................10
        Section 2.08.   Assumption and Payment of Closing Date Indebtedness.................11
        Section 2.09.   Sellards Application of Note Proceeds...............................11
        Section 2.10.   Payment of SERP Obligation to Sellards..............................11

ARTICLE III       REPRESENTATIONS AND WARRANTIES
                  OF THE STOCKHOLDER........................................................11
        Section 3.01.   By the Stockholder..................................................11

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF
                  THE COMPANY AND THE STOCKHOLDER...........................................13
        Section 4.01.   By the Company and the Stockholder..................................13

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF TMI AND NEWCO...........................14
        Section 5.01.   By TMI and Newco....................................................14

ARTICLE VI        COVENANTS EXTENDING TO THE EFFECTIVE TIME.................................14
        Section 6.01.   Of Each Party.......................................................14

ARTICLE VII       THE CLOSING AND CONDITIONS TO CLOSING
                  AND CONSUMMATION..........................................................15
        Section 7.01.   The Closing and Certain Conditions..................................15

ARTICLE VIII      COVENANTS FOLLOWING THE EFFECTIVE TIME....................................16
        Section 8.01.   Of Each Party Other Than the Company................................16

ARTICLE IX        INDEMNIFICATION...........................................................17
        Section 9.01.   Indemnification Rights and Obligations..............................17

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ARTICLE X         LIMITATIONS ON COMPETITION................................................17

ARTICLE XI        GENERAL PROVISIONS........................................................17
        Section 11.01.  Treatment of Confidential Information...............................17
        Section 11.02.  Restrictions on Transfer of TMI Common Stock........................17
        Section 11.03.  Brokers and Agents..................................................18
        Section 11.04.  Assignment; No Third Party Beneficiaries............................19
        Section 11.05.  Entire Agreement; Amendment; Waivers................................19
        Section 11.06.  Counterparts........................................................19
        Section 11.07.  Expenses............................................................19
        Section 11.08.  Notices.............................................................20
        Section 11.09.  Governing Law.......................................................21
        Section 11.10.  Exercise of Rights and Remedies.....................................21
        Section 11.11.  Time................................................................21
        Section 11.12.  Reformation and Severability........................................21
        Section 11.13.  Remedies Cumulative.................................................22
        Section 11.14.  Respecting the IPO..................................................22
        Section 11.15.  Joinder of Sellards.................................................22
        Section 11.16.  Disclaimer by Independent Fiduciary.................................22

ARTICLE XII       TERMINATION...............................................................22
        Section 12.01.  Termination of This Agreement.......................................22
        Section 12.02.  Liabilities in Event of Termination.................................23

ARTICLE XIII      MATTERS RELATING TO THE PLAN AND ESCROW FUND..............................24
        13.01.    Compliance Efforts........................................................24
        13.02.    Plan Related Claims.......................................................24
        13.03.    Payments from Escrow Fund.................................................25
        13.04.    Voting of Escrowed Shares.................................................26
        13.05.    Duration of Escrow Agreement..............................................26
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                      AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of September 9, 1997, among TRIAD Medical Inc., a Delaware corporation ("TMI"), Sun Acquisition, Inc., a Texas corporation and a wholly owned subsidiary of TMI ("Newco"), Sun Medical, Inc., a Texas corporation (the "Company"), Greg H. Sellards, as Trustee of the Sun Medical, Inc. Employee Stock Ownership Trust, the sole stockholder of the Company (the "Stockholder"), and Consulting Fiduciaries, Inc., the independent fiduciary of the Sun Medical, Inc.
Employee Stock Ownership Plan (the "Independent Fiduciary").

                                     PRELIMINARY STATEMENT

        The parties to this Agreement wish to effect a business combination pursuant to which:

                (i) Newco will merge into the Company (the "Merger") on the terms and subject to the conditions of this Agreement;

               (ii) TMI, VIA mergers involving TMI subsidiaries, will acquire the stock of all or some of the entities identified in the accompanying Addendum I (each an "Other Founding Company" and, collectively with the Company, the "Founding Companies") under agreements similar to this Agreement entered into among those entities, their equity owners, TMI and subsidiaries of TMI (collectively, the "Other Agreements"); and

                (iii) TMI will effect a public offering of shares of its common stock.

        The respective boards of directors of TMI, Newco and the Company have approved and adopted this Agreement to effect a transaction subject to Section 351 of the Code.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained in this Agreement, the parties to this Agreement agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

        Section 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the meanings assigned to them below in this Section 1.01. Capitalized terms used in this Agreement but not defined in this Section 1.01 have the meanings assigned to them in the Preliminary Statement or in Article I of the Uniform Provisions (the text of which is by this reference incorporated in this Agreement), as the case may be.

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               "AGREEMENT" means this Agreement, including the Disclosure
        Statement relating to this Agreement and all attached Schedules, Annexes and Exhibits, as each of them may be amended, modified or supplemented from time to time under their provisions or the provisions of this Agreement.

                "BUSINESS CORPORATION ACT" means the Texas Business Corporation Act.

               "CEILING AMOUNT" means (i) on or before the first anniversary of the IPO Closing Date, $11 million, and (ii) thereafter, $5.5 million less the amount of all Damages paid or which have become payable by the party or the parties in question with respect to indemnification claims made on or before the first anniversary of the IPO Closing Date.

               "CLOSING DATE INDEBTEDNESS" means the aggregate unpaid principal balance of (i) the Sellards Note, (ii) the Ealy Note, and (iii) the TCB Note, in each case at the IPO Closing Date.

               "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by TMI for the Closing under this Agreement in which there shall be included the forms of certificates of officers, the opinions of counsel and certain other documents to be delivered at the Closing as provided in Article VII.

                "COMPANY COMMON STOCK" means the common stock, no par value, of the Company.

               "CONTINGENT CASH CONSIDERATION" means $1,500,000.

                "CONTINGENT STOCK CONSIDERATION" means 35,714 shares of TMI Common Stock.

               "COUNSEL FOR TMI AND NEWCO" means Porter & Hedges, L.L.P.

               "COUNSEL FOR THE COMPANY AND THE STOCKHOLDERS" means Akin, Gump, Strauss, Hauer & Feld, L.L.P.

               "CURRENT BALANCE SHEET" means the unaudited balance sheet of the Company at June 30, 1997, which is included in the Initial Financial Statements.

               "CURRENT BALANCE SHEET DATE" means June 30, 1997.

                "CURRENT DATE" means any day during the 20-day period ending on the date of the Closing.

               "CYSCO" means Cysco Enterprises, Inc., a Texas corporation.

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               "CYSCO NOTE PAYABLE" means the indebtedness (both principal and accrued, unpaid interest) owed by the Company to Cysco, under (i) the Promissory Note of the Company dated February 15, 1997, payable to the order of Cysco in the original principal amount of $325,000 and (ii) the related Note Agreement of even date therewith between Cysco and the Company.

               "DISCLOSURE STATEMENT" means the written statement executed by the Company and the Stockholder and delivered to TMI prior to the execution and delivery of this Agreement, in which either (a) exceptions are taken to each of certain of the representations and warranties made by the Company and the Stockholder in this Agreement or (b) it is confirmed that no exception is taken to that representation and warranty.

               "DOL" means the United States Department of Labor.

               "EALY NOTE" means the Stockholder's promissory note dated January 2, 1992, originally payable to the order of Ronald Ealy in the original principal amount of $1,185,000, the outstanding principal balance of which was $514,000 at June 30, 1997, which promissory note was assigned by Ronald Ealy to Sellards on January 2, 1995, and is now held by Sellards.

               "ESCROW AGENT" means the bank or other financial institution to be jointly designated by TMI and the Independent Fiduciary to serve as the escrow agent under the Escrow Agreement.

               "ESCROW AGREEMENT" means the Escrow Agreement to be entered into on the IPO Closing Date among the Company, the Independent Fiduciary and the Escrow Agent as contemplated in Section 2.07.

               "ESCROW FUND" means (i) the Contingent Cash Consideration, (ii) the Contingent Stock Consideration, and (iii) all interest and dividends on the Contingent Cash Consideration and the Contingent Stock Consideration, and all proceeds thereof, earned, paid or realized while the same are on deposit with the Escrow Agent.

               "ESCROWED SHARES" means all shares of TMI Common Stock included in the Contingent Stock Consideration and deposited in escrow under the Escrow Agreement.

               "EXISTING RELATED PARTY LEASE" means the Lease Agreement presently in effect between Dual Development, as lessor, and the Company, as lessee, under which the Company now leases the premises at 1179 Corporate Drive West #100, Arlington, Texas.

               "FIDUCIARY ENGAGEMENT LETTER" means the letter agreement dated August 26, 1997, between TMI and the Independent Fiduciary under which the Independent Fiduciary was engaged to act as independent fiduciary of the Plan.

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               "FSA RECEIVABLE" means the note receivable of the Company from
        Foundation Surgery Affiliation.

               "INDEPENDENT FIDUCIARY" means Consulting Fiduciaries, Inc., the independent fiduciary of the Plan and Trust.

               "INITIAL CASH CONSIDERATION" means an amount of cash equal to (i) the Maximum Cash Consideration minus (ii) the Contingent Cash Consideration.

               "INITIAL FINANCIAL STATEMENTS" means (a) the audited balance sheets of the Company at December 31, 1995 and 1996 and the related audited statements of operations, stockholders' equity and cash flows for each of the Company's three fiscal years in the three-year period ended December 31, 1996, together with the related audit report of Arthur Andersen LLP, and (b) the Current Balance Sheet and the related unaudited statements of operations, stockholders' equity and cash flows for the six-month period ended on the Current Balance Sheet.

                "INITIAL STOCK CONSIDERATION" means 485,000 shares of TMI Common Stock.

               "LOAN REPAYMENT SHARES" means shares of TMI Common Stock which TMI shall issue and deliver to Sellards in partial payment of the Sellards Note as provided in Section 2.08, which number of shares shall be determined by (i) first subtracting (a) $726,000 from (b) the unpaid balance of principal on the Sellards Note at the Closing Date, and (ii) then dividing the result thus obtained by $14.

               "MAJORITY STOCKHOLDERS" means the Stockholder.

               "MAXIMUM CASH CONSIDERATION" means an amount of cash equal to (i) $2,861,000 minus (ii) the amount of the Closing Date Indebtedness.

               "MERGER CONSIDERATION" has the meaning specified in Section 2.04.

               "NEW EMPLOYMENT AGREEMENT" means the Employment Agreement entered into as of September 9, 1997, between TMI and Sellards.

               "NEW LEASE AGREEMENT" means the Lease Agreement to be executed and delivered by the Company and Dual Development at or before the Closing, to be effective as of the Effective Time, and to be in the form of Exhibit 1.01-C attached to this Agreement, by which the Company, from and after the Effective Time, will lease the real property now leased by it under the Existing Related Party Lease.

               "NEWCO" means Sun Acquisition, Inc., a Texas corporation.

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               "PLAN" means the Sun Medical, Inc. Employee Stock Ownership Plan.

               "PLAN DOCUMENTS" means all agreements, documents and instruments creating, evidencing or governing the Plan, the Trust or both.

               "PLAN PARTICIPANTS" means all individuals, estates, trusts, and entities who are now, have ever been or may later become entitled to receive any benefit under the Plan, including (i) all past and present participants in the Plan, (ii) all persons who as a result of a qualified domestic relations order or otherwise have succeeded, once succeeded, or may later succeed, to all or part of a past or present Plan participant's interest in the Plan, (iii) the estate, beneficiaries, heirs, legatees, devisees, personal legal representatives, and "qualified spouses" (as that term is defined in the Plan Documents) of all deceased Plan participants and of all deceased persons who one succeeded to all or part of any Plan participant's interest in the Plan, and (iv) all guardians or other personal legal representatives of any past or present participant in the Plan or of any person who has or once succeeded, or may later succeed, to all or part of any past or present participant's interest in the Plan, and who is, in any such case, incompetent or otherwise under a legal disability.

               "PLAN RELATED CLAIMS" means all claims, demands or assessments made or asserted by the IRS, the DOL, any other Governmental Authority, any Plan Participant or any other Person based upon, arising out of or under or relating to:

                       (i) any Prohibited Transaction engaged in by the Company,
               any past or present Company Subsidiary, the Plan, the Trustee, any past trustee of the Plan, or any other past or present fiduciary of the Plan;

                       (ii) any failure of the Plan to have been qualified under
               Section 401(a) of the Code, or exempt from U.S. federal income Taxes under Section 501(a) of the Code, at any time prior to the Effective Time or thereafter if attributable to acts or omissions occurring prior to the Effective Time;

                        (iii) the making of any contributions to the Plan by the
                Company or any past or present Company Subsidiary which were not deductible for U.S. federal income tax purposes, for any taxable period ending on or before the Effective Time;

                        (iv) any breaches of fiduciary duty on the part of any
                past or present Plan fiduciary;

                       (v) any other failure of the Company, any past or present
               Company Subsidiary, the Trustee, any past trustee of the Plan Trust, or any other past or present fiduciary of the Plan to comply with ERISA or the Code with respect to the Plan; or

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                       (vi) any sanctions, Taxes, fees, penalties and interest
               imposed under the Code, ERISA or other applicable Law in respect of any of the foregoing.

               "PLAN RELATED DAMAGES" means all Damages paid, suffered or incurred by the Company or the TMI Indemnified Parties in connection with or as a result of any Plan Related Claim, determined without regard to the Threshold Amount.

                "PLAN TRUST" means the Sun Medical, Inc. Employee Stock Ownership Trust.

               "PRO RATA SHARE" means 100%.

               "REJUVENA" means Rejuvena Corporation, a Texas corporation.

               "REJUVENA EQUITY SECURITIES" means (i) all shares of Capital Stock of Rejuvena owned by the Company and (ii) all options held by the Company for the purchase of shares of Capital Stock of Rejuvena.

               "REJUVENA NOTE AGREEMENT" means the Note Agreement dated October 25, 1996, between the Company and Rejuvena.

               "REJUVENA NOTE RECEIVABLE" means the unpaid principal of and all unpaid accrued interest on all convertible promissory notes issued to the Company under the Rejuvena Note Agreement.

               "RESPONSIBLE OFFICER" means Sellards.

                "SCHEDULED AGREEMENTS" means the agreements described in
        Schedule 4.11.

               "SELLARDS" means Greg H. Sellards in his individual capacity.

               "SELLARDS' TCB LOAN" means the loan to Sellards from TCB evidenced by Sellards' Installment Promissory Note dated December 31, 1995, payable to the order of TCB, the outstanding principal balance of which was $514,000 at June 30, 1997.

               "SELLARDS NOTE" means the Stockholder's promissory note dated January 2, 1992, payable to the order of Sellards in the original principal amount of $2,765,000, the outstanding principal balance of which was $1,436,000 at June 30, 1997.

               "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement entered into as of September 9, 1997, among TMI, the Stockholder and the other Persons party thereto.

               "SURVIVING CORPORATION" means the Company, which is to be designated in the Certificate of Merger as the surviving corporation of the Merger.

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               "TCB" means Texas Commerce Bank National Association.

               "TCB NOTE" means the Stockholder's promissory note dated July 31, 1991, payable to the order of TCB in the original principal amount of $350,000, the outstanding principal balance of which was $75,000 at June 30, 1997.

               "TERRITORY" has the meaning specified in Section 10.01.

               "TMI" means TRIAD Medical Inc., a Delaware corporation.

               "TMI ACQUISITION CANDIDATE" means any Entity engaged in any of the businesses of distributing medical or healthcare products to hospitals, clinics, physicians, laboratories, pharmacies, alternate care sites or other medical or healthcare facilities or conceiving, designing, developing or testing technologically advanced medical or healthcare products, and which was called on by any of the Company, TMI or a Subsidiary of the Company or TMI in connection with the possible acquisition by any of them of that Entity or with respect to which any of them has made an acquisition analysis.

               "THRESHOLD AMOUNT" means $220,000.

               "TRANSFER TAXES" has the meaning specified in Section 11.07.

                "TRUSTEE" means Greg H. Sellards, in his capacity as Trustee of the Stockholder.

               "UNIFORM PROVISIONS" means the Uniform Provisions of TMI for the Acquisition of Founding Companies attached as Annex 1 to this Agreement.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

        Section 2.01. CERTIFICATE OF MERGER. Subject to the terms and conditions of this Agreement, the Company will cause a Certificate of Merger to be duly executed and delivered on or promptly after the date of the Closing to the Secretary of State of the State of Texas.

        Section 2.02. THE EFFECTIVE TIME. The effective time of the Merger (the "Effective Time") will be the time on the IPO Closing Date which the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 8:00 a.m., eastern time, on the IPO Closing Date.

        Section 2.03. CERTAIN EFFECTS OF THE MERGER. At and as of the Effective Time, (a) Newco will be merged with and into the Company in accordance with the provisions of the Business

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Corporation Act, (b) Newco will cease to exist as a separate legal entity, (c)
the articles of incorporation of the Company will be amended to change its authorized capital stock to 1,000 shares, par value $1.00 per share, of Common Stock, (d) the Company will be the Surviving Corporation and, as such, will, all with the effect provided by the Business Corporation Act, (i) possess all the properties and rights, and be subject to all the restrictions and duties, of the Company and Newco and (ii) be governed by the laws of the State of Texas, (e) the Charter Documents of the Company then in effect (after giving effect to the amendment of the Company's articles of incorporation specified in clause (c) of this sentence) will become and thereafter remain (until changed in accordance with (i) applicable law, in the case of the articles of incorporation or (ii) their terms, in the case of the bylaws) the Charter Documents of the Surviving Corporation, (f) the initial board of directors of the Surviving Corporation will be the Persons named in Schedule 2.03, and those Persons will hold the office of director of the Surviving Corporation subject to the provisions of the applicable laws of the State of Texas and the Charter Documents of the Surviving Corporation, and (g) the initial officers of the Surviving Corporation will be as set forth in Schedule 2.03, and each of those Persons will serve in each office specified for that Person in Schedule 2.03, subject to the provisions of the Charter Documents of the Surviving Corporation, until that Person's successor is duly elected to, and, if necessary, qualified for, that office.

        Section 2.04. EFFECT OF THE MERGER ON CAPITAL STOCK. As of the Effective Time, as a result of the Merger and without any action on the part of any holder thereof:

                       (i) the shares of Company Common Stock issued and
               outstanding immediately prior to the Effective Time will (i) be converted into the right to receive, without interest, on surrender of the certificate evidencing those shares, (a) an amount of cash equal to the Initial Cash Consideration, (b) the Initial Stock Consideration, and (c) such Contingent Cash Consideration, Contingent Stock Consideration and other cash and property from time to time included in the Escrow Fund as may from time to time be paid or distributed to the Stockholder under the terms of Section 2.07, Article XIII of this Agreement, and the Escrow Agreement (all of which are herein collectively called the "Merger Consideration"), (ii) cease to be outstanding and to exist, and (iii) be canceled and retired;

                       (ii) each share of Company Common Stock held in the
               treasury of the Company or any Company Subsidiary will (i) cease to be outstanding and to exist and (ii) be canceled and retired; and

                       (iii) each share of Newco Common Stock issued and
               outstanding immediately prior to the Effective Time will be converted into one share of Common Stock, par value $1.00 per share, of the Surviving Corporation, and the shares of Common Stock of the Surviving Corporation issued on conversion will constitute all the issued and outstanding shares of Capital Stock of the Surviving Corporation.

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Each holder of a certificate representing shares of Company Common Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, without interest, the Merger Consideration and the additional cash, if any, owing with respect to those shares as provided in Section 2.06.

        Section 2.05.  DELIVERY, EXCHANGE AND PAYMENT.

               (a) At or after the Effective Time: (i) the Stockholder, as the holder of certificates representing shares of Company Common Stock, will, on surrender of his certificates to TMI (or any agent which may be appointed by TMI for purposes of this Section 2.05), receive, and TMI will pay and issue, or cause to be paid and issued, to the Stockholder, in each case, subject to the provisions of Section 2.06, the Initial Cash Consideration and the Initial Stock Consideration; and (ii) until any certificate representing Company Common Stock has been surrendered and replaced pursuant to this Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of TMI Common Stock included in the Initial Stock Consideration. All shares of TMI Common Stock included in the Initial Stock Consideration will be deemed for all purposes to have been issued by TMI at the Effective Time. All cash included in the Initial Cash Consideration shall be paid by TMI's company check or checks, one or more wire transfers to accounts designated by the respective Stockholders at least two New York business days before the IPO Closing Date, or by certified or official bank check or checks, at TMI's option.

               (b) The Stockholder will deliver to TMI (or any agent that may be appointed by TMI for purposes of this Section 2.05) on or before the IPO Closing Date the certificates representing Company Common Stock owned by the Stockholder, duly endorsed in blank by him, or accompanied by duly executed stock powers in blank, and with all necessary transfer tax and other revenue stamps, acquired at his expense, affixed and canceled. Each Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing Company Common Stock delivered by him.

               (c) No dividends (or interest) or other distributions declared or earned after the Effective Time with respect to shares of TMI Common Stock, included in the Initial Stock Consideration and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Common Stock for which such shares of TMI Common Stock have been issued in the Merger until those certificates are surrendered as provided herein, but (i) on such surrender TMI will cause to be paid, to the Person in whose name the certificates representing such shares of TMI Common Stock shall then be issued, the amount of dividends or other distributions previously paid with respect to such whole shares of TMI Common Stock with a record date, or which have accrued, subsequent to the Effective Time, but prior to surrender, and the amount of any cash payable to such Person for and in lieu of fractional

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        shares pursuant to Section 2.06 and (ii) at the appropriate payment date or as soon as practicable thereafter, TMI will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such whole shares of TMI Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to the payment of such dividends or other distributions or cash for and in lieu of fractional shares on surrender of outstanding certificates.

        Section 2.06. FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no fractional shares of TMI Common Stock will be issued, and any Stockholder otherwise entitled to receive a fractional share of TMI Common Stock but for this Section 2.06 will instead be entitled to receive a cash payment for and in lieu thereof in the amount (rounded to the nearest whole cent) equal to that Person's fractional interest in a share of TMI Common Stock multiplied by the IPO Price.

        Section 2.07.  ESCROW OF CONTINGENT MERGER CONSIDERATION.

               (a)     At the Effective Time:

                       (i) the Company and the Independent Fiduciary shall
               execute and deliver, and shall cause the Escrow Agent to execute and deliver, an Escrow Agreement in substantially the form of
               Exhibit 1.02-D attached to this Agreement; and

                       (ii) the Company shall deposit with the Escrow Agent, to
               be held and distributed by the Escrow Agent as provided in the Escrow Agreement and Article XIII of this Agreement, (a) a certificate or certificates evidencing the Contingent Stock Consideration and (b) the Contingent Cash Consideration.

        (b)    The Escrowed Shares shall:

                        (i) be issued and outstanding shares of TMI Common Stock
                and shall appear as such on the balance sheet of TMI;

                       (ii) be entitled, PRO RATA with all other holders of TMI
               Common Stock, to all dividends declared with respect to the TMI Common Stock; and

                       (iii) have voting rights equal to the voting rights of
               all other issued and outstanding shares of TMI Common Stock.

               However, no part of the Escrow Fund, while held by the Escrow Agent under the Escrow Agreement, shall be considered to be assets of the Plan for purposes of ERISA, and neither the Plan nor any Plan Participant shall have any interest therein unless and until, and

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        except to the extent, that property included in the Escrow Fund is distributed to the Stockholder under the terms of Article XIII and the Escrow Agreement.

        Section 2.08. ASSUMPTION AND PAYMENT OF CLOSING DATE INDEBTEDNESS. On the IPO Closing Date, effective as of the Effective Time, the Company shall assume and agree to pay in full, in the manner provided in this Section 2.08, the Closing Date Indebtedness. Immediately after the Effective Time and the Company's assumption of the Closing Date Indebtedness, the Company shall pay, and TMI shall provide to the Company the cash funds and Loan Repayment Shares required by the Company in order to enable it to pay:

                        (i) in cash, the entire unpaid principal balance of, and
                all unpaid interest on, the TCB Note;

                        (ii) in cash, the entire unpaid principal balance of,
                and all unpaid interest on, the Ealy Note; and

                       (iii) the entire unpaid principal balance of, and all
               unpaid interest on, the Sellards Note, such amount to be paid (a) in cash, to the extent of $726,000 plus the amount of unpaid interest on the entire principal balance of the Sellards Note, and (b) by the issuance to Sellards of the Loan Repayment Shares, to the extent of the remaining balance thereof.

        Section 2.09. SELLARDS APPLICATION OF NOTE PROCEEDS. Immediately upon the payment by the Company of the Sellards Note as provided in Section 2.08, Sellards, out of the cash proceeds of such payment, shall pay in full the entire unpaid principal balance of, and all accrued unpaid interest on, the Sellards' TCB Loan, and shall release and cause to be released any pledge of or security interest in any shares of Company Common Stock securing payment of the Ealy Note, the Sellards' Note, or the Sellards' TCB Loan.

        Section 2.10. PAYMENT OF SERP OBLIGATION TO SELLARDS. On the IPO Closing Date, immediately following the Effective Time, the Company shall pay to Sellards, and TMI shall provide to the Company any cash funds it may require in order to pay to Sellards, the sum of $139,000 in full payment and satisfaction of the Company's obligation to Sellards under the Company's Supplemental Executive Retirement Plan.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

        Section 3.01. BY THE STOCKHOLDER. The Stockholder represents and warrants to TMI that all the following representations and warranties in this
Article III are true and correct:

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
               (a) (i) the Stockholder will be acquiring the shares of TMI Common Stock included in the Merger Consideration solely for the Stockholder's account, for investment purposes only and with no current intention or plan to distribute (other than as specifically contemplated in Section 11.02), sell or otherwise dispose of any of those shares in connection with any distribution; (ii) the Stockholder is not a party to any agreement or other arrangement for the disposition of any shares of TMI Common Stock other than this Agreement, the Escrow Agreement, the Stockholders Agreement, the Registration Rights Agreement and as specifically contemplated in Section 11.02; (iii) the Stockholder is an "accredited investor" as defined in Securities Act Rule 501 (a); (iv) the Stockholder (A) is able to bear the economic risk of an investment in the TMI Common Stock to be acquired by the Stockholder pursuant to this Agreement, (B) can afford to sustain a total loss of that investment, (C) has such knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the merits and risks of the proposed investment in the TMI Common Stock, (D) has had an adequate opportunity to ask questions and receive answers from the officers of TMI concerning any and all matters relating to the transactions contemplated by this Agreement, including the background and experience of the current and proposed officers and directors of TMI, the plans for the operations of the business of TMI, the business, operations and financial condition of the Other Founding Companies and any plans of TMI for additional acquisitions, and (E) has asked all questions of the nature described in preceding clause (D), and all those questions have been answered to his or her satisfaction;

               (b) the Trustee is the duly named and serving trustee of the Trust, the execution and delivery of this Agreement and the other Transaction Documents on behalf of the Trust are within the powers of the Trustee, and the performance by the Stockholder of this Agreement and each of the other Transaction Documents is within the powers and purposes of the Stockholder under all Plan Documents, true and correct copies of all of which have been delivered to TMI;

               (c) neither the execution, delivery nor performance by the Stockholder of this Agreement or any other Transaction Document (i) will result in a violation of or breach of, or conflict with, any of the Plan Documents or (ii) constitute a Prohibited Transaction for which an exemption from the prohibitions or taxes imposed by Section 406 of ERISA or Section 4975 of the Code is not provided;

               (d) except for fees and expenses payable to the Independent Fiduciary for services rendered in such capacity, neither the Trustee nor any other fiduciary of the Plan or the Trust has received any consideration for his own personal account from any party dealing with the Plan or the Trust in connection with this Agreement or the transactions contemplated herein;

                (e) the Plan has received a written opinion from an independent financial advisor or appraiser that satisfies the requirements of
        Section 401(a)(28)(C) of the Code to the effect

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
        that the terms of the Merger are fair to the present Plan Participants, and that "adequate consideration" for purposes of Section 408 of ERISA will be received by the Plan Participants in connection with the Merger, and the opinion has not been withdrawn or rescinded;

               (f) the present Participants have voted in accordance with the Plan Documents, and Section 409(e) of the Code, to direct the Independent Fiduciary to direct the Trustee to vote at least two-thirds shares of Company Common Stock in favor of the Merger, and the Independent Fiduciary has directed the Trustee to vote such shares in favor of the Merger; and

               (g) the representations and warranties contained in Article III of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth therein are hereby agreed to.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE STOCKHOLDER

        Section 4.01. BY THE COMPANY AND THE STOCKHOLDER. The Company and the Stockholder jointly and severally represent and warrant to, and agree with, TMI that all the following representations and warranties in this Article IV are true and correct:

               (a) the Organization State of the Company is the State of Texas, and the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of that State, (ii) has all requisite corporate power and authority under those laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as now conducted, and (iii) is duly qualified and in good standing as a foreign corporation in all jurisdictions (other than its Organization State) in which it owns or leases property or in which the carrying on of its business as now conducted so requires except where the failure to be so qualified, singly or in the aggregate, would not have a Material Adverse Effect;

               (b) the authorized Capital Stock of the Company is comprised of 500,000 shares of Company Common Stock, of which 166,887 shares have been issued and are now outstanding and no shares are held by the Company as treasury shares, and no outstanding Derivative Securities of the Company exist;

               (c) the Plan and the Trust have been duly authorized, organized and established by all necessary corporate action on the part of the Company, the Plan is a legal and valid employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code and

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                                       13

        Treasury Regulation Section 54.4975-11, and the Trust is exempt from taxation under Section 501 of the Code;

                (d) the issued and outstanding shares of Company Common Stock owned by the Stockholder are qualifying employer securities under
        Section 409(1) of the Code; and

               (e) the representations and warranties contained in Article IV of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct, and the agreements set forth in that Article IV are agreed to.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF TMI AND NEWCO

        Section 5.01. BY TMI AND NEWCO. TMI and Newco jointly and severally represent and warrant to the Company and the Stockholder that all the following representations and warranties in this Article V are true and correct: (a) Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (b) no Derivative Securities of Newco are outstanding, (c) Newco has been organized for the sole purpose of participating in the Merger and has not, and will not, engage in any activities other than those necessary to effectuate the Merger, and (d) the representations and warranties contained in Article V of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) are true and correct.


                                   ARTICLE VI

                    COVENANTS EXTENDING TO THE EFFECTIVE TIME

        Section 6.01. OF EACH PARTY. Until the Effective Time, subject to the waiver provisions of Section 11.05, each party hereto will comply with each covenant for which provision is made in Article VI of the Uniform Provisions (the text of which Article VI is hereby incorporated herein by this reference) to be performed or observed by that party.

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
                                   ARTICLE VII

             THE CLOSING AND CONDITIONS TO CLOSING AND CONSUMMATION

        Section 7.01.  THE CLOSING AND CERTAIN CONDITIONS.

               (a) THE CLOSING. On or before the IPO Pricing Date, the parties hereto will take all actions necessary to (i) effect the Merger on the IPO Closing Date (including, as permitted by the Business Corporation Act (A) the execution of a Certificate of Merger meeting the requirements of the Business Corporation Act and providing that the Merger will become effective on the IPO Closing Date and (B) the filing of the Certificate with the Secretary of State of the State of Texas,
        (ii) verify the existence and ownership of the certificates evidencing the Company Common Stock to be exchanged for the Merger Consideration pursuant to Section 2.05, and (iii) satisfy the document delivery requirements to which the obligations of the parties to effect the Merger and the other transactions contemplated hereby are conditioned by the provisions of this Article VII (all those actions collectively being the "Closing"). The Closing will take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas at 10:00 a.m., Houston time, or at such later time on the IPO Pricing Date as TMI shall specify by written notice to the Stockholder. The actions taken at the Closing will not include the completion of either the Merger or the delivery of the Company Common Stock or the Initial Stock Consideration or the Initial Cash Consideration pursuant to Section 2.05. Instead, on the IPO Closing Date, the Certificate of Merger will become effective pursuant to Section 2.02, and all transactions contemplated by this Agreement to be closed or completed on or before the IPO Closing Date, including the surrender of the Company Common Stock in exchange for the Merger Consideration (including a certified check or checks in an amount equal to the cash portion of the Merger Consideration) will be closed or completed, as the case may be. During the period from the Closing to the IPO Closing Date, this Agreement may be terminated by the parties only pursuant to Section 12.01 (b)(i).

               (b) CERTAIN CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDER. The obligations of the Company and the Stockholder with respect to the actions to be taken by them at or before the Closing are subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of all the conditions set forth in Sections 7.02(a) and 7.03. The obligations of the Stockholder with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions:
        (i) each of the Stockholders Agreement, the New Lease Agreement and the New Employment Agreements then shall be in full force and effect; (ii) the fairness opinion referred to in Section 3.01(d) shall not have been withdrawn or rescinded; and (iii) all the conditions set forth in Sections 7.02(b) and 7.03.

                (c) CERTAIN CONDITIONS TO THE OBLIGATIONS OF TMI AND NEWCO. The obligations of TMI and Newco with respect to actions to be taken by them at or before the Closing are

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                                              15
        subject to the satisfaction on or before the date of the Closing, or waiver by them pursuant to Section 11.05, of the following conditions:
        (i) the Company shall have delivered to TMI a copy of the articles of incorporation, as amended to the date of the Closing and certified by the Secretary of State of the State of Texas as of a Current Date, of the Company; (ii) the Company shall have collected in full, in cash, the entire unpaid balance of the Rejuvena Note Receivable, (iii) the Rejuvena Note Agreement shall have been terminated with no further obligation thereunder on the part of the Company, (iv) the Company shall have transferred to Rejuvena, as consideration for the payment in full of the Rejuvena Note Receivable and the termination of the Rejuvena Note Agreement, all of the Rejuvena Equity Securities, (v) the Company shall have collected in full, in cash, the entire unpaid balance of the FSA Receivable, (vi) the Company shall have paid in full, in cash, the Cysco Note Payable, (vii) the Existing Related Party Lease Agreement shall have been terminated with no further obligation thereunder on the part of its parties, (viii) the New Lease Agreement shall have been executed and delivered by Dual Development and shall then be in effect, (ix) the fairness opinion referred to in Section 3.0(d) shall not have been withdrawn or rescinded, and (x) all the conditions set forth in Sections 7.02(a) and 7.04(a).

               (d) The obligations of TMI and Newco with respect to the actions to be taken on the IPO Closing Date are subject to the satisfaction on that date of the following conditions: (i) the New Employment Agreements and the New Lease Agreement then shall be in full force and effect; and
        (ii) all the conditions set forth in Sections 7.02(b) and 7.04(b).

                (e) The text of Article VII of the Uniform Provisions hereby is incorporated herein by this reference.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

        Section 8.01. OF EACH PARTY OTHER THAN THE COMPANY. From and after the Effective Time, subject to the waiver provisions of Section 11.05, each party hereto (other than the Company) will comply with each covenant for which provision is made in Article VIII of the Uniform Provisions (the text of which Article hereby is incorporated herein by this reference) to be performed or observed by that party.

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                                       16

                                   ARTICLE IX

                                 INDEMNIFICATION

        Section 9.01. INDEMNIFICATION RIGHTS AND OBLIGATIONS. The text of
Article IX of the Uniform Provisions hereby is incorporated herein by this reference.

                                    ARTICLE X

                           LIMITATIONS ON COMPETITION

                             [Intentionally Omitted]


                                   ARTICLE XI

                               GENERAL PROVISIONS

        Section 11.01. TREATMENT OF CONFIDENTIAL INFORMATION. Each party hereto will comply with each covenant for which provision is made in Section 11.01 of the Uniform Provisions (the text of which Section hereby is incorporated herein by this reference) to be performed or observed by that party.

        Section 11.02. RESTRICTIONS ON TRANSFER OF TMI COMMON STOCK.

               (a) During the two-year period ending on the second anniversary of the IPO Closing Date (the "Restricted Period") the Stockholder will not voluntarily, except pursuant to and in accordance with the applicable provisions of the Registration Rights Agreement: (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (A) any shares of TMI Common Stock included in the Merger Consideration or (B) any interest in (including any option to buy or sell) any of those shares of TMI Common Stock, in whole or in part and TMI will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of TMI Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of TMI Common Stock acquired pursuant to Section 2.04 (including, for example engaging in put, call, short-sale, straddle or similar market transactions); PROVIDED, HOWEVER, that this Section 11.02 shall not restrict any transfer of TMI Common Stock acquired by the Stockholder in connection with the Merger to any of the Participants who are entitled to a distribution thereof under the terms of the Plan Documents and who agree in writing to be bound by the provisions of Section 11.01 and this Section 11.02. The certificates evidencing the TMI Common Stock delivered to the Stockholder as part of the Merger Consideration will bear a legend

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                                              17
        substantially in the form set forth below and containing such other information as TMI may deem necessary or appropriate:

               EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWOYEAR PERIOD ENDING ON [DATE THAT IS THE SECOND ANNIVERSARY OF THE IPO CLOSING DATE] (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

               (b) The Stockholder (i) acknowledges that the shares of TMI Common Stock to be delivered to the Stockholder as part of the Merger Consideration (A) have not been and, except pursuant to the Registration Rights Agreement, if applicable, will not be registered under the Securities Act and therefore may not be resold by the Stockholder without compliance with the Securities Act and (B) will, as a result of their restrictions on transferability which are imposed by this Agreement during the Restricted Period, have a value materially less at the Effective Time than the value of then freely tradeable shares of TMI Common Stock, and (ii) covenants that none of the shares of TMI Common Stock issued to the Stockholder as part of the Merger Consideration will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of TMI Common Stock issued as part of the Merger Consideration will bear the following legend in addition to the legend prescribed by Section 11.02(a):

               THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THAT LAW AND OTHER APPLICABLE SECURITIES LAWS.

        In addition, certificates evidencing shares of TMI Common Stock issued as part of the Merger Consideration to the Stockholder will bear any legend required by the securities or blue sky laws of the state in which the Stockholder resides.

        Section 11.03. BROKERS AND AGENTS. Sellards and the Stockholder represent and warrant to TMI that the Company has not directly or indirectly employed or become obligated to pay any

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
broker or similar agent in connection with the transactions contemplated hereby and agrees, without regard to the Threshold Amount limitations set forth in
Article IX, to indemnify TMI against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

        Section 11.04. ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights of its parties may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of TMI, and all successor trustees of the Trust). Neither this Agreement nor any other Transaction Document is intended, or shall be construed, deemed or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.14, in Article IX or as otherwise provided expressly herein or therein.

        Section 11.05. ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Agreement constitutes the entire agreement and understanding among the Stockholder, the Company, Newco and TMI and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, modified or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement or waiver is in writing and signed by the Stockholder, the Company and TMI. The waiver of any of the terms and conditions of this Agreement shall not be construed or interpreted as, or deemed to be, a waiver of any of its other term or conditions.

        Section 11.06. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

        Section 11.07. EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) TMI will pay (i) the fees, expenses and disbursements of TMI and Newco and their Representatives which are incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by TMI and Newco under this Agreement, including the costs of preparing the Registration Statement, and (ii) the fees, expenses and disbursements of Counsel for the Company and the Stockholder incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date, (b) the Company will pay any fees, expenses and disbursements of any counsel (other than Counsel for the Company and the Stockholder) incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date, up to a maximum of $25,000 in the aggregate, and (c) the Stockholder will pay from funds of the Trust, and not from funds of the Company or any Company Subsidiary, (i) all sales, use, transfer and other similar taxes and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated hereby, and (ii) the fees, expenses and disbursements in excess of $25,000 in the aggregate, of any counsel (other than Counsel for the Company and the Stockholder) incurred in connection with the subject matter of this Agreement and the Registration Statement on or before the IPO Closing Date. The

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
Stockholder will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, the Stockholder acknowledges that the Stockholder, and not the Company or TMI or the Surviving Corporation, will pay all Taxes due upon receipt of the consideration payable to the Stockholder pursuant to Article II.

        Section 11.08. NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the party to whom notice is sent or (b) if delivered by mail (whether actually received or not), at the close of business on the third Houston, Texas business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                (i)    if to TMI or Newco, addressed to it at:

                       TRIAD Medical Inc.
                       23161 Mill Creek Drive, Suite 300
                       Laguna Hills, California 92653
                       Telecopy No.:     (714) 770-0727
                       Attn.:   William C. Klintworth, Jr.,
                                Chief Executive Officer

                       with copies (which shall not constitute notice for purposes of this Agreement) to:

                       Porter & Hedges, L.L.P.
                       700 Louisiana, 35th Floor
                       Houston, Texas 77002-2764
                       Attn:    James M. Harbison, Jr.
                       Telecopy No.:     (713) 228-4935

                (ii) if to the Stockholder, addressed to the Stockholder in care of the Independent Fiduciary at:

                       c/o Consulting Fiduciary, Inc.
                       2745 Riverwoods Road
                       Riverwoods, Illinois  60015
                       Attn:    David L. Heald

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                                              20

               (iii)   if to the Company, addressed to it at:

                       Sun Medical, Inc.
                       1179 Corporate Drive West, Suite 100
                       Arlington, Texas 76006
                       Attn: M. Douglas Archer, President

                       with copies (which shall not constitute notice for purposes of this Agreement) to:

                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                       711 Louisiana Street, Suite 1900
                       Houston, Texas 77002
                       Telecopy No.: (713) 236-0822
                       Attn: Douglas Y. Bech

        SECTION 11.09. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE, WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF, PROVIDED, HOWEVER,
THAT: (A) ARTICLE X AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES THERETO WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF AND (B) MATTERS PERTAINING SOLELY TO THE MERGER SHALL BE GOVERNED BY THE BUSINESS CORPORATION ACT.

        Section 11.10. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

        Section 11.11. TIME. Time is of the essence in the performance of this Agreement in all respects.

        Section 11.12. REFORMATION AND SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

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                                       21

        Section 11.13. REMEDIES CUMULATIVE. Except as otherwise specifically provided in Section 9.06, no right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

        Section 11.14. RESPECTING THE IPO. Each of the Company and the Stockholder acknowledges and agrees that: (a) no firm commitment, binding agreement or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or occur at all; (b) neither TMI or any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholder or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that TMI will use its reasonable best efforts to cause the Registration Statement to become effective prior to January 31, 1998) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of the Stockholder to enter into this Agreement, or to vote in favor of or consent to the Merger, has been or will be made independent of, and without reliance on, any statements, opinions or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to TMI or the IPO. The Underwriter shall have no obligation to either of the Company and the Stockholder with respect to any disclosure contained in the Registration Statement.

        Section 11.15. JOINDER OF SELLARDS. Sellards joins in the execution of this Agreement to evidence his agreement to the provisions of Section 2.09 and the representation made by him in Section 11.03.

        Section 11.16. DISCLAIMER BY INDEPENDENT FIDUCIARY. The parties to this Agreement acknowledge that the Independent Fiduciary, in its corporate capacity,
(i) has not independently investigated or verified the truth, accuracy or completeness of, and shall have no liability or responsibility for or in respect of, any of the representations and warranties made by the Company or the Stockholder in this Agreement, and (ii) is not a party to this Agreement, and
(iii) has no obligation and makes no undertaking under this Agreement.


                                   ARTICLE XII

                                   TERMINATION

        Section 12.01. TERMINATION OF THIS AGREEMENT.

                (a) This Agreement may be terminated at any time prior to the Closing solely:

                        (i) by the mutual written consent of TMI and the
                Company;

A:2.4

                       (ii) by the Stockholder or the Company, on the one hand,
               or by TMI, on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by January 31, 1998, unless the failure of such transactions to be consummated results from the willful failure of the party (or in the case of the Stockholder and the Company, any of them) seeking to terminate this Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by it prior to or at the Closing or thereafter on the IPO Closing Date;

                       (iii) by the Stockholder or the Company, on the one hand,
               or by TMI, on the other hand, if a material breach or default shall be made by the other party (or in the case of the Stockholder and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein; or

                        (iv) by TMI if it is entitled to do so as provided in
                Section 6.07;

                (b) This Agreement may be terminated after the Closing solely:

                        (i) by TMI or the Company if the Underwriting Agreement
                is terminated pursuant to its terms after the Closing and prior to the consummation of the IPO; or

                       (ii) automatically and without action on the part of any
               party hereto if the IPO is not consummated within 15 New York City business days after the date of the Closing.

               (c) If this Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Agreement is terminated pursuant to this Section 12.01 after the Certificate of Merger has been filed with the Secretary of State of the State of Texas, but before the IPO has been consummated, TMI will take all actions that Counsel for the Company and the Stockholders advises TMI are required by the applicable laws of the State of Texas to rescind the Merger.

        Section 12.02. LIABILITIES IN EVENT OF TERMINATION. If this Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any party hereto except (a) as provided in Section 11.07, (b) the Stockholder shall be liable for any breach by the Stockholder of any covenant made by the Stockholder in this Agreement and for any breach by the Stockholder of any representation and warranty made by the Stockholder in Article III and which the Stockholder knew was untrue or inaccurate at the date of this Agreement, and (c) the Company shall be liable for any breach by the Company of any covenant made by the Company in this Agreement and for any breach by the Company of any representation and warrant made by the Company in Article IV and which the Company knew as untrue or inaccurate at the date of this Agreement, and (d) TMI shall be liable for any breach by TMI of any covenant made by TMI in this Agreement and for any breach

A:2.4
by TMI of any representation and warranty made by TMI in Article V and which TMI knew was untrue or inaccurate at the date of this Agreement.

                                  ARTICLE XIII

                  MATTERS RELATING TO THE PLAN AND ESCROW FUND

        13.01. COMPLIANCE EFFORTS. Beginning as soon as practicable after the date the Registration Statement is initially filed, the Company and the Independent Fiduciary shall jointly seek to identify and expeditiously resolve all actual and potential Plan Related Claims and all other matters which the Company or the Independent Fiduciary reasonably believe could result in any Plan Related Damages. In that regard, the Company, as the Plan sponsor, with the endorsement and cooperation of the Independent Fiduciary, shall voluntarily disclose to the IRS all matters identified by the Company for disclosure to the IRS, and shall seek to have such matters resolved with the IRS under the voluntary Closing Agreement Program contemplated in Revenue Procedure 94-16 (the "CAP Proceedings"), toward the end that the Company and the IRS will enter into a Closing Agreement by which all Plan Related Claims in favor of the IRS will be fully and finally settled and resolved (the "Plan Closing Agreement"). The Independent Fiduciary, shall be entitled to attend and participate in all discussions and negotiations between the Company and the IRS in connection with the CAP Proceedings, and the Company agrees that it will not enter into a Closing Agreement without the consent and approval of the Independent Fiduciary, which the Independent Fiduciary agrees shall not be unreasonably withheld.

        The Company, as the Plan sponsor, with the endorsement and cooperation of the Independent Fiduciary, may also voluntarily disclose to the DOL such matters relating to the Plan as the Company may consider appropriate for disclosure, in which case (i) the Independent Fiduciary shall have the right to attend and participate in all discussions and negotiations between the Company and the DOL relating to the Plan and (ii) the Company agrees that it will not enter into any settlement with the DOL without the consent and approval of the Independent Fiduciary, which shall not be unreasonably withheld.

        13.02. PLAN RELATED CLAIMS. If after the Effective Date, a Plan Related Claim is asserted against the Company or any other TMI Indemnified Party, the Company shall give the Independent Fiduciary written notice of the asserted claim (a "Section 13.02 Notice"). Upon its receipt of a Section 13.02 Notice, the Independent Fiduciary shall notify the Company in writing that the Independent Fiduciary either (i) approves of the payment of the Plan Related Claim described in the Section 13.02 Notice or (ii) objects to the payment of such Plan Related Claim. If by such notice the Independent Fiduciary approves the payment of the Plan Related Claim, then the Company and the Independent Fiduciary shall jointly instruct the Escrow Agent in writing to pay the Plan Related Claim from the Escrow Fund. If by such notice the Independent Fiduciary objects to the payment of the Plan Related Claim, then:

A:2.4

                (i) the Company, through counsel of its choosing, shall assume, control and be responsible for the defense of the Plan Related Claim;

               (ii) the Independent Fiduciary, through counsel of its choosing, shall be entitled to participate in, but not control, the defense of the Plan Related Claim; and

               (iii) the Company shall not settle the Plan Related Claim without the consent and approval of the Independent Fiduciary, which the Independent Fiduciary agrees shall not be unreasonably withheld.

To the extent not in contravention of his fiduciary duties to the Plan Participants, the Independent Fiduciary shall not authorize the Trustee to make distributions to those Plan Participants who become eligible for distributions in accordance with the terms of the Plan Documents until all Plan Related Claims have been fully and finally resolved.

        13.03. PAYMENTS FROM ESCROW FUND. The Company and the Independent Fiduciary agree that there shall be paid from the Escrow Fund, and that they shall jointly and timely instruct the Escrow Agent to pay from the Escrow Fund:

               (i) all costs and expenses, including legal, accounting and other professional fees incurred by the Company, any other TMI Indemnified Party, or the Independent Fiduciary in connection with (a) the CAP Proceedings and (b) the defense, negotiation, compromise or settlement of any Plan Related Claim;

               (ii) all amounts required to be paid by the Company under any Closing Agreement or other agreement entered into between the Company and the IRS or the DOL in accordance with the provisions of Section 13.01;

               (iii) all amounts required to be paid by the Company in connection with any settlement of a Plan Related Claim made in accordance with the provisions of Section 13.02;

               (iv) all Plan Related Damages resulting from any final judgment rendered against the Company in respect of any Plan Related Claims; and

               (v) all amounts with respect to which the Independent Fiduciary is entitled to be indemnified by TMI under the terms of the Fiduciary Engagement Letter.

        All amounts required to be paid from the Escrow Fund shall be paid out of the cash included in the Escrow Fund for as long as the cash is sufficient for that purpose. Once all cash included in the Escrow Fund is paid or distributed by the Escrow Agent, then in each instance thereafter when a payment is required to be made from the Escrow Fund, (i) TMI shall make such payment and
(ii) TMI and the Independent Fiduciary shall instruct the Escrow Agent to deliver to TMI a number of Escrowed Shares equal to (a) the amount so paid by TMI divided by (b) $14.

A:2.4

        13.04. VOTING OF ESCROWED SHARES. All Escrowed Shares shall be voted by the Escrow Agent upon the direction of the Independent Fiduciary, which may be through the Independent Fiduciary's direction to the Trustee, for as long as they are held by the Escrow Agent under the Escrow Agreement.

        13.05. DURATION OF ESCROW AGREEMENT. The Escrow Agreement shall remain in effect until the earliest to occur of (i) the first date upon which all property held in the Escrow Fund shall have been distributed by the Escrow Agent in accordance with the terms of this Article XIII and Article IV and (ii) the date specified in a notice to the Escrow Agent jointly signed by the Company and the Independent Fiduciary as the date of termination of the Escrow Agreement and the date as of which all property remaining in the Escrow Fund shall be distributed to the Stockholder.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            TRIAD MEDICAL INC.

                                            By: /s/ WILLIAM C. KLINTWORTH, JR.,
                                                    William C. Klintworth, Jr.,
                                                    Chief Executive Officer


                                            PLAN FIDUCIARY:

                                            CONSULTING FIDUCIARIES, INC., as
                                            independent fiduciary of the Sun
                                            Medical, Inc. Employee Stock
                                            Ownership Plan and Trust

                                            By: /s/ DAVID L. HEALD
                                                    David L. Heald, Principal


                                            SUN ACQUISITION, INC.

                                            By: /s/ WILLIAM C. KLINTWORTH, JR.,
                                                    William C. Klintworth, Jr.,
                                                    President
A:2.4

                                            SUN MEDICAL, INC.

                                            By: /s/ M. DOUGLAS ARCHER
                                                    M. Douglas Archer, President


                                            STOCKHOLDER:

                                            Greg H. Sellards, as Trustee of the
                                            Sun Medical, Inc. Employee Stock
                                            Ownership Trust

                                     JOINDER

        Greg H. Sellards, in his individual capacity, hereby joins in the execution of this Agreement to evidence his agreement set forth in Section 2.09 of this Agreement and the representation made by him in Section 11.03 of this Agreement.


                                            /s/ GREG H. SELLARDS
                                                Greg H. Sellards, Individually
A:2.4

                                   ADDENDUM 1
                                     to the
                      Agreement and Plan of Reorganization
                          dated as of September 9, 1997
                                  by and among
                               TRIAD Medical, Inc.
                              Sun Acquisition, Inc.
                                Sun Medical, Inc.
                                       and
                         the Stockholders Named Therein

        A. Words and terms used in this Addendum which are defined in the captioned Agreement to which this is an Addendum are used herein as therein defined.

        B. The Founding Companies are:

               Custom Medical Specialties, Inc.
               Healthtech Technology Delivery, Inc.
               Kentec Medical, Inc.
               MegaTech Medical, Inc.
               New England Medical Specialties
               Omnimedical, Inc.
               Professional Equipment Company
               Products for Surgery, Inc.
               Sun Medical, Inc.
               TRIAD Medical Inc.
               Wilson Medical Specialties, Inc.
A:2.4

                                  SCHEDULE 2.03
                                     to the
                      Agreement and Plan of Reorganization
                          dated as of September 9, 1997
                                  by and among
                               TRIAD Medical, Inc.
                              Sun Acquisition, Inc.
                                Sun Medical, Inc.
                                       and
                         the Stockholders Named Therein

        A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.03 are used herein as therein defined.

        B. The directors of the Surviving Corporation immediately after the Effective Time are as follows:

                      William C. Klintworth, Jr.
                      R. Tucker Coop
                      Lance C. Ruud

        C. The officers of the Surviving Corporation immediately following the Effective Time are as follows:

               Chief Executive Officer:     R. Tucker Coop
               President:                   Greg H. Sellards
               Vice President:              William C. Klintworth
               Vice President:              Walter D. Wallach
               Vice President, Secretary
                 and Treasurer              Lance C. Ruud
A:2.4

                                  SCHEDULE 2.04
                                     to the
                      Agreement and Plan of Reorganization
                          dated as of September 9, 1997
                                  by and among
                               TRIAD Medical, Inc.
                              Sun Acquisition, Inc.
                                Sun Medical, Inc.
                                       and
                         the Stockholders Named Therein

        A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 2.04 are used herein as therein defined.

        B. The name and address of each Stockholder are as follows:

          NAME                                       ADDRESS
Greg H. Sellards, as Trustee of            c/o Greg H. Sellards, Trustee
the Sun Medical, Inc. Employee             1179 Corporate Drive West, #100
Stock Ownership Trust                      Arlington, Texas  76006

        C. Each outstanding share of Company Common Stock shall be converted into .00000059 of the Merger Consideration.
A:2.4

                                  SCHEDULE 3.01
                                     to the
                      Agreement and Plan of Reorganization
                          dated as of September 9, 1997
                                  by and among
                               TRIAD Medical, Inc.
                              Sun Acquisition, Inc.
                                Sun Medical, Inc.
                                       and
                         the Stockholders Named Therein

        A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.01 are used herein as therein defined.

        B. The Stockholder is an "accredited investor" as defined in Securities Act Rule 501(a).

                                  SCHEDULE 3.02
                                     to the
                      Agreement and Plan of Reorganization
                          dated as of September 9, 1997
                                  by and among
                               TRIAD Medical, Inc.
                              Sun Acquisition, Inc.
                                Sun Medical, Inc.
                                       and
                         the Stockholders Named Therein

        A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.02 are used herein as therein defined.

        B. The following table sets forth the ownership of the Company's Capital
Stock:

                                                               NUMBER OF SHARES
       NAME                              CLASS                      OWNED
       ----                              -----                 ----------------
Greg H. Sellards, as Trustee
 of the Sun Medical, Inc.
 Employee Stock Ownership Trust          Common                     166,887

        C. No exception is taken to the representations and warranties made in
Section 3.02 of the captioned Agreement.

                                  SCHEDULE 3.07
                                     to the
                      Agreement and Plan of Reorganization
                          dated as of September 9, 1997
                                  by and among
                               TRIAD Medical, Inc.
                              Sun Acquisition, Inc.
                                Sun Medical, Inc.
                                       and
                         the Stockholders Named Therein

        A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 3.07 are used herein as therein defined.

        B. The Stockholder is, alone or with one or more other Persons, the controlling Affiliate of the following Entity, business or trade (other than the Company and the Company Subsidiaries, if the Stockholder is an Affiliate of the Company) that is (a) engaged in any line of business which is the same as or similar to any line of business in which the Company or any Company Subsidiary is engaged or (b) is, or has within the three year period ending on the date of the captioned Agreement, engaged in any transaction with the Company or any Company Subsidiary except for (i) transactions in the ordinary course of business of the Company or that Company Subsidiary and (ii) any single transaction (or series of related transactions) involving property or services having a value, or the payment of money, of less than $20,000:

                                      None
A:2.4

                                  SCHEDULE 4.11
                                     to the
                      Agreement and Plan of Reorganization
                          dated as of September 9, 1997
                                  by and among
                               TRIAD Medical, Inc.
                              Sun Acquisition, Inc.
                                Sun Medical, Inc.
                                       and
                         the Stockholders Named Therein

        A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 4.11 are used herein as therein defined.

        B. The following Related Party Agreement will be permitted to continue in effect past the date of the Closing in accordance with its terms, subject to the following provisions of this Schedule:

        1. The New Lease Agreement

                                  SCHEDULE 6.04
                                     to the
                      Agreement and Plan of Reorganization
                          dated as of September 9, 1997
                                  by and among
                               TRIAD Medical, Inc.
                              Sun Acquisition, Inc.
                                Sun Medical, Inc.
                                       and
                         the Stockholders Named Therein

        A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.04 are used herein as therein defined.

        B. The Company and the Company Subsidiaries may make the following Restricted Payments prior to the Effective Time:

                                      None

                                  SCHEDULE 6.11
                                     to the
                      Agreement and Plan of Reorganization
                          dated as of September 9, 1997
                                  by and among
                               TRIAD Medical, Inc.
                              Sun Acquisition, Inc.
                                Sun Medical, Inc.
                                       and
                         the Stockholders Named Therein

        A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 6.11 are used herein as therein defined.

        B. The Company will make all arrangements and take all such actions as are necessary and satisfactory to THC to dispose, prior to the Effective Time, of the following assets:

                                      None

                                  SCHEDULE 8.05
                                     to the
                      Agreement and Plan of Reorganization
                          dated as of September 9, 1997
                                  by and among
                               TRIAD Medical, Inc.
                              Sun Acquisition, Inc.
                                Sun Medical, Inc.
                                       and
                         the Stockholders Named Therein

        A. Words and terms used in this Schedule which are defined in the captioned Agreement to which this Schedule is attached as Schedule 8.05 are used herein as therein defined.

        B. At or within 120 days following the Effective Time, TMI will cause the following Stockholder Guarantees to be terminated:

                                      None